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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 1st day of November 2005, by PGT Industries, Inc., a Florida corporation (the "Employer"), and Herman W. Moore III, an individual and resident of the State of Kentucky (the "Employee").

                                    RECITALS:

          A. In conjunction with the offer letter dated October 4, 2005, the Employer desires to employ Employee upon the terms and conditions set forth herein and the Employee wishes to accept such employment upon the terms and conditions set forth herein including, without limitation, the nondisclosure and noncompetition covenants and agreements of the Employee set forth in Sections 7 and 8 hereof, in order to cause Employer to provide Employee the Compensation (as defined herein).

                                    AGREEMENT

          In consideration of the foregoing and the mutual promises and covenants set forth herein, the parties, intending to be legally bound, agree as follows:

     1.   Definitions.

          For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

          "AFFILIATE(S)" -- any Person, directly or indirectly controlled by, or under common control with, the Employer or any other referenced Person.

          "AGREEMENT" -- this Employment Agreement, as amended from time to time.

          "ANNUAL PERFORMANCE BONUS" -- as described in Section 3.2.

          "BENEFITS" -- as described in Section 3.1(b).

          "BOARD OF DIRECTORS" -- the board of directors of the Employer.

          "CAUSE" -- means the occurrence of any of the following events during the Employment Period: (a) conduct amounting to fraud or dishonesty against the Employer or any subsidiary or affiliate of the Employer; (b) the Employee's intentional misconduct, repeated refusal to follow the reasonable directions of the Chairman or President of the Employer or a material breach of this Agreement, provided an officer of the Employer, upon the direction of the Chairman or President of the Employer, notifies the Employee of the acts deemed to constitute such intentional misconduct, repeated refusal or material breach in writing and the Employee fails to correct such acts (or begin such action necessary to correct such acts and thereafter diligently pursues the completion thereof) within five (5) business days after written notice is given; (c) repeated intoxication with alcohol or drugs while on the Employer's business during regular business hours; (d) a conviction or plea of guilty or nolo contendere to a felony (other than one arising from the operation of a motor vehicle or resulting from actions taken (or not taken) by the

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Employee in good faith in his capacity as an employee or officer of the
Employer); or (e) the Employee's failure to observe and comply with the requirements in Sections 7 or 8 hereof.

          "COMPENSATION" -- Salary and Benefits.

          "CONFIDENTIAL INFORMATION" -- any and all:

               (a) trade secrets concerning the business and affairs of the Employer or any Affiliate of the Employer, product or service specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing, marketing or distribution methods and processes, customer lists, prospective customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a "trade secret" either under common law or as such term is defined by statute under the laws of any applicable jurisdiction;

               (b) information concerning the business and affairs of the Employer or its Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

               (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer or Affiliates of the Employer, containing or based, in whole or in part, on any information included in the foregoing.

          "DISABILITY" -- as defined in Section 6.3.

          "EMPLOYEE INVENTION" -- any idea, invention, technique, modification, process, or improvement (whether patentable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Employee, either solely or in conjunction with others, following termination of the Employee's employment with the Employer, that is based upon or uses Confidential Information; provided. however, that any item so created by the Employee that is based upon or uses Confidential Information that the Employee demonstrates was or became generally available to the public, other than as a result of a disclosure by the Employee, will not be deemed to be an Employee Invention for any purposes.

          "EMPLOYER" -- as defined on the first page of this Agreement and its successors and assigns.

          "EMPLOYMENT PERIOD" -- the term of the Employee's employment under this Agreement.


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          "GOOD REASON" -- means the occurrence of any of the following events during the Employment Period: (a) any materially adverse change with respect to the diminution of the duties or responsibilities of the Employee to which the Employee has not agreed to in writing; (b) the assignment of the Employee to a location outside of a fifty (50) mile radius from the Employer's current headquarters; or (c) conduct on the part of the Employer amounting to fraud against the Employee.

          "NONCOMPETITION AGREEMENT" -- the agreements and covenants of the Employee found in Section 8.2.

          "NONCOMPETITION PERIOD" -- for a period of time equal to the Employment Period plus two (2) years, unless this Agreement is terminated by the Employer without Cause or by the Employee with Good Reason, in which case the Noncompetition Period will be for a period of time equal to the Employment Period plus one (1) year.

          "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

          "PROPRIETARY ITEMS" -- as defined in Section 7.2(a)(iv).

          "RELATED AGREEMENTS" -- as defined in Section 9.

          "SALARY" -- as defined in Section 3.1(a).

     2.   Employment Term and Duties.

          2.1 Employment. The Employer hereby employs the Employee, effective as of the date hereof, and the Employee shall accept employment by the Employer, effective as of the date hereof, upon the terms and conditions set forth in this Agreement.

          2.2 Term. Subject to the provisions of Section 6, the term of the Employee's employment under this Agreement shall commence on the date hereof and continue for three (3) years (the "Initial Term") and shall automatically renew thereafter for successive one-year periods (each a "Renewal Term" and, together with the Initial Term, collectively referred to as the "Term").

          2.3 Duties. The Employee will initially serve as the Executive Vice President of the Employer, with duties and responsibilities associated with and related to such position and as otherwise reasonably requested in good faith by the Chairman or President of the Employer consistent with such position. The Employee will (a) devote the Employee's business effort, time, energy and skill (vacations and reasonable absences due to illness excepted) as is necessary to fulfill the duties of his position and those assigned by the Chairman or President of the Employer, (b) use his best efforts to promote the success of the such business, and (c) cooperate fully with the reasonable requests of the President and the Board of Directors, as the case may be, in the advancement of the best interests of the Employer and its Affiliates. During the Employment Period, the Employee shall not be engaged in or provide services to any other business or enterprise (whether engaged in for profit or not), which interferes with the Employee's obligations under this Agreement.


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     3.   Compensation.

          3.1 Basic Compensation.

               (a) Salary. The Employer shall pay to the Employee an annualized salary at a rate of $275,000 per year, subject to the provisions of Section 6 and increased (but not decreased) as provided below (the "Salary"), which Salary will be payable in equal periodic installments in accordance with the Employer's customary payroll practices. The Salary will be reviewed by the Board of Directors or President, as the case may be, at least once each year and may be increased by the Employer following such review. Any such increase in the Salary shall be made by, and at the sole discretion and approval of, the Board of Directors or President, as the case may be, and, as increased, shall become the Employee's new "Salary" hereunder for the remainder of the Term (unless and until further increased).

               (b) Benefits. The Employee will, during the Employment Period, be entitled to participate in such deferred compensation, profit sharing, bonus, life insurance, hospitalization and medical plans or insurance coverage, disability, and other employee benefit plans, programs and policies of the Employer in effect from time to time (collectively, the "Plans"), vacation and holidays (as further provided in Section 5 below), and any other plan which may be made available by the Employer to its key management employees from time to time in the future, if, and to the extent that, the Employee is eligible under the terms of such Plans. All of the plans, agreements, and undertakings of Employer set forth above shall be called, collectively, the "Benefits." Any Benefits hereunder shall be subject to such local, state or federal tax reporting requirements as may be in effect at any time during the Employment Period.

          3.2 Annual Performance Bonus.

          As additional incentive compensation for the services to be rendered by the Employee pursuant to this Agreement, the Employee shall be eligible, each calendar year during the Term, to receive a bonus (the "Annual Performance Bonus"). The Annual Performance Bonus, if any, shall be determined by the President of the Employer and the Board of Directors, in their discretion. Notwithstanding anything to the contrary herein, in order to receive any Annual Performance Bonus with respect to a given calendar year, the Employee must be employed at the time such bonus is awarded and paid by the Employer. Employee shall first be eligible to receive an Annual Performance Bonus with respect to calendar year 2006. Any Annual Performance Bonus that is due to the Employee hereunder shall be paid as soon as practicable following completion of the Employer's audited financial statements of the year following the year to which the Annual Performance Bonus relates.

     4.   Facilities and Expenses.

          The Employer will furnish the Employee with office space, equipment, supplies, computer and facsimile equipment, telephones (including cellular telephone), automobile or automobile allowance and such other facilities, support staff and personnel as the Employer deems necessary or appropriate for the performance of the Employee's duties under this Agreement. The Employer will reimburse the Employee for reasonable business expenses incurred by him on behalf of the Employer in the performance of his duties; provided, that Employee furnishes to Employer documentation of such expenses as is required by the Internal Revenue Service, as well as such


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other documentation as the Employer may reasonably request. In addition, the
Employer shall reimburse the Employee or otherwise provide and pay for all approved professional affiliation expenses incurred by the Employee. The Employee must file authorization requests, to the extent required by the Employer's employment policies and, in all instances, expense reports with respect to such expenses in accordance with the Employer's policies.

     5.   Vacations and Holidays.

          Beginning in 2006, the Employee will be entitled to four (4) weeks paid vacation each year during the Employment Period or as provided in the Employer's written vacation policy, if greater. Such vacation shall be taken in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Employee at such time or times as mutually agreed by the Employee and the Employer. The Employee will also be entitled to the paid holidays as set forth in the Employer's policies. Vacation days and holidays during any calendar year that are not used by the Employee during such calendar year may not be used in any subsequent calendar year, nor will the Employee be paid for unused vacation or holidays.

     6.   Termination.

          6.1  Events of Termination.

               (a) Death; Disability. In the event of the Employee's death or Disability, his employment with the Employer shall be deemed terminated as of the end of the month in which such death occurs or such Disability is determined, and all rights, duties and obligations of the parties hereunder shall thereupon cease, except for the Employee's obligations under Section 7 and
Section 8 hereof (in the case of a termination due to Disability), and the Employer's obligations under Sections 6.2(a) and 6.2(b) hereof, as the case may be.

               (b) By The Employer for Cause. The Employee's employment with the Employer may be terminated at the option of and by written notice from the Employer if the Board of Directors in good faith finds Cause. Upon any such termination, all rights, obligations and duties of the parties hereunder shall immediately cease (including, but not limited to, the payment by the Employer of all Compensation), except for the Employee's obligations under Section 7 and
Section 8 hereof.

               (c) By The Employer Without Cause. The Employer may also terminate the Employee's employment at any time upon not less than thirty (30) days advance written notice without Cause. Upon expiration of such notice period all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Employee's obligations under Section 7 and Section 8 hereof and the Employer's obligations under Section 6.2(c). The Employer may accelerate the effective date of such termination if, in lieu of such notice, and in addition to the payments required by Section 6.2(c) below, Employer continues to pay Salary to Employee for a number of days equal to the number of days by which Employer accelerated the effective date of Employee's termination.

               (d) Voluntary Termination without Good Reason By Employee. The Employee may terminate his employment with the Employer without Good Reason upon not less than thirty (30) days advance written notice to the Employer; provided, however, that after the


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receipt of such notice, the Employer may, in its discretion accelerate the effective date of such termination at any time by written notice to the Employee. Upon the effective date of any such termination, all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Employee's obligations under Section 7 and Section 8 hereof and the Employer's obligations under Section 6.2(d).

               (e) Termination with Good Reason by the Employee. During the Term, the Employee may terminate his employment with the Employer with Good Reason upon advance written notice to the Employer; provided, however, that after the receipt of such notice, the Employer may, in its discretion accelerate the effective date of such termination at any time by written notice to the Employee. Upon the effective date of any such termination, all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Employee's obligations under Section 7 and Section 8 hereof and the Employer's obligations under Section 6.2(e).

          6.2 Termination Pay. Effective upon the termination of the Employment Period, the Employer will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary) only such compensation as is provided in this Section 6.2 or as otherwise required by law. For purposes of this Section 6.2, the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to the Employer from time to time or, if the Employee fails to give notice to the Employer of such a beneficiary, the Employee's estate.

               (a) Termination by Death. If the Employment Period is terminated because of the Employee's death, in addition to the Benefits otherwise due the Employee and as otherwise required by law, the Employer will, in accordance with normal payroll practice, pay to the Employee's designated beneficiary the Employee's Salary for a period of six (6) months.

               (b) Termination upon Disability. If this Agreement is terminated by either party as a result of the Employee's Disability, as determined under
Section 6.3, in addition to the Benefits otherwise due the Employee and as otherwise required by law, the Employer will, in accordance with normal payroll practice, continue to pay to the Employee his Salary for a period of six (6) months following the effective date of the termination of this Agreement.

               (c) Termination by the Employer Without Cause. If the Employer terminates the Employee's employment without Cause, in addition to the Benefits otherwise due the Employee and as otherwise required by law, the Employer will continue to pay to Employee his Salary, in accordance with normal payroll practice, for a period of twelve (12) months.

               (d) Termination by the Employee without Good Reason. If the Employee terminates his employment other than with Good Reason, the Employer shall continue to pay to the Employee his Salary for the shorter of: (i) thirty
(30) days; or (ii) the notice period provided by the Employee with respect to his termination.

               (e) Termination by the Employee with Good Reason. If the Employee terminates the Employee's employment with Good Reason, in addition to the Benefits otherwise due the Employee and as otherwise required by law, the Employer will continue to pay to Employee his Salary, in accordance with normal payroll practice, for a period of twelve (12) months.


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          6.3 Definition of Disability. For purposes of this Agreement, the
Employee will be deemed to have a "disability" if (a) the Employee is unable to perform the essential duties of the Employee's employment due to physical or emotional incapacity or illness, where such inability is reasonably expected to be of long-continued and indefinite duration (i.e., for at least twelve (12) months); or (b) the Employee is entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan or policy maintained by the Employer. In the event of a dispute, the determination of a Disability shall be made reasonably by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates. The Employee must submit to a reasonable number of examinations by the physician making the determination of disability under this Section 6.3, and the Employee hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Employee is not legally competent, the Employee's legal guardian or duly authorized attorney-in-fact will act in the Employee's stead, for the purposes of submitting the Employee to the examinations, and providing the authorization of disclosure as required under this Section 6.3.

     7.   Non-Disclosure Covenant; Employee Inventions.

          7.1 Acknowledgments by the Employee. The Employee acknowledges that
(a) during the Employment Period and as a part of his employment, the Employee will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) since the Employee possesses substantial expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the Compensation provided to Employee hereunder, together with the consideration provided to the Employee under the Related Agreements, constitute good and sufficient consideration for the Employee's agreements and covenants in this Section 7; and (e) the provisions of this
Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

          7.2 Agreements of the Employee. In consideration of the Compensation to be paid or provided to the Employee by the Employer under this Agreement, the Employee covenants as follows:

               (a) Confidentiality.

                    (i) During and at all times following the Employment Period, the Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                    (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under applicable trade secret laws. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.


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                    (iii) None of the foregoing obligations and restrictions
applies to any part of the Confidential Information that the Employee demonstrates was or became generally available to the public other than as a result of a disclosure by the Employee.

                    (iv) The Employee will not remove from the Employer's (or any Affiliate's) premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Employee recognizes that, as between the Employer and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Employer. Upon termination of this Agreement by either party, the Employee will return to the Employer all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

               (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Employee acknowledges that all of the Employee's writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Employer all of the Employee's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Employee covenants that he will promptly:

                    (i) disclose to the Employer in writing any Employee Invention;

                    (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions;

                    (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                    (iv) sign all other papers necessary to carry out the above obligations; and

                    (v) give testimony and render any other assistance at Employer's expense, in support of the Employer's rights to any Employee Invention.

          7.3 Disputes or Controversies. The Employee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Employee, and their respective attorneys and experts, who will agree, in advance and in writing, to


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receive and maintain all such information in secrecy, except as may be limited by written agreement among them.

     8. Non-Competition and Non-Interference.

          8.1 Acknowledgments By the Employee. The Employee acknowledges that: the services to be performed by him under this Agreement are of a special, unique and unusual character; and (b) the Compensation provided to the Employee hereunder, together with the consideration provided to the Employee under the Related Agreements, constitute good and sufficient consideration for the Employee's agreements and covenants in this Section 8; and (c) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

          8.2 Covenants of the Employee. In consideration of the acknowledgments by the Employee, and in consideration of the Compensation to be paid or provided to the Employee by the Employer, the Employee covenants that he will not, directly or indirectly:

               (a) during the Noncompetition Period, (i) solicit business from, or compete with the Employer for the business of, any customer of the Employer in the same or similar business as the business conducted by the Employer; (ii) own, operate, control, finance, manage, advise, be employed or engaged by, perform any services for, invest in or otherwise become associated in any capacity with, any business, company, partnership, organization, proprietorship, or other entity, whose activities compete in whole or in part with the activities of the Employer or any of its Affiliates in any geographical area in which the Employer or any of its Affiliates conducted or conducts its business (a "Competitive Business"); or (iii) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant; provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) three percent (3%) of any class of securities of any Competitive Business (but without otherwise participating in the activities of such Competitive Business) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; or

               (b) whether for the Employee's own account or the account of any other person (i) solicit or induce, directly or indirectly, whether or not for consideration, any employee or agent of the Employer to terminate his or her relationship with the Employer; or (ii) induce or attempt to induce any supplier or contractor of the Employer to terminate or adversely change its relationship with the Employer or otherwise interfere with any relationship between the Employer and any of its suppliers or contractors.

          8.3 Enforceability; Notice. If any covenant in Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Employee. The period of time applicable to any covenant in Section 8.2 will be extended by the duration of any violation by the Employee of such covenant. The Employee will, while the covenant under Section 8.2 is in effect, give notice to the Employer, within ten (10) days after accepting any other employment, of the identity of the Employee's employer. Employer may notify such employer that


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the Employee is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

     9. Related Agreements. The Employer and the Employee acknowledge and agree that as a material inducement to enter into this Agreement and fulfill their respective obligations and covenants hereunder, they shall exchange, execute and deliver, within sixty (60) days of date of hire, all documents and agreements necessary to effectuate the grant of an aggregate of 103 shares of Company stock under the JLL Window Holdings, Inc. 2004 Stock Incentive Plan, referred to collectively as the "Related Agreements."

     10. General Provisions.

          10.1 Injunctive Relief and Additional Remedy. The Employee acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Section 7 and Section 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, at Employer's cost, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

          10.2 Covenants of Sections 7 and 8 are Essential and Independent. The covenants by the Employee in Section 7 and Section 8 are essential elements of this Agreement, and without the Employee's agreement to comply with such covenants, the Employer would not have entered into this Agreement, offered employment to the Employee or offered the Employee the Salary and Benefits and other consideration provided hereunder. The Employee's covenants in Section 7 and Section 8 are independent covenants and the existence of any claim by the Employee against the Employer under this Agreement or otherwise, or against any affiliate of Employer, will not excuse the Employee's breach of any covenant in
Section 7 or Section 8. If the Employee's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Section 7 and Section 8.

          10.3 Representations and Warranties by the Employee. The Employee represents and warrants to the Employer that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Employee; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

          10.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out


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of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          10.5 Binding Effect; Delegation of Employee's Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any Affiliate to which Employer may assign this Agreement or any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated or assigned.

          10.6 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered to the address(es) below, or (b) one business day after deposit with a nationally recognized overnight delivery service (receipt and next day delivery requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

          If to Employer:   PGT Industries
                            1070 Technology Drive
                            Nokomis, Florida 34275
                            Attention: President

          With a copy to:   JLL Window Holdings, Inc.
                            c/o JLL Partners Fund IV, L.P.
                            450 Lexington Avenue, Suite 3350
                            New York, New York
                            Attention: Ramsey A. Frank

          If to Employee:   Herman W. Moore III
                            245 Pin Oak Lane
                            Madisonville, KY 42431

          10.7 Entire Agreement; Amendments. This Agreement, as it may be amended from time to time, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior employment arrangements (as the same may have been amended from time to time) and other agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof, including but not limited to the Prior Agreement. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

          10.8 Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed under Florida law, without regard to conflict of laws principles. The parties agree that any lawsuit between them arising under this Agreement shall be filed in any state or federal court located in Sarasota County, Florida or Tampa, Florida, and each of the parties hereby agrees,


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

acknowledges and submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such lawsuit and agrees to accept service of process in accordance with the provisions for delivery of notice set forth in Section
10.6 hereof.

          10.9 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          10.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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

          IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement as of the date first written above.

                                        PGT INDUSTRIES, INC.


                                        By: /s/ Rodney Hershberger
                                            ------------------------------------
                                            Rodney Hershberger, President

                                                                    ("Employer")


                                        By: /s/ Herman W. Moore III
                                            ------------------------------------
                                            Herman W. Moore III

                                                                    ("Employee")


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